UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 18, 2016
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the privately negotiated exchanges described below under “Item 3.02. Unregistered Sales of Equity Securities,” as of August 22, 2016, all of Oclaro, Inc.’s (the “Company”) outstanding 6.00% Convertible Senior Notes due 2020 (the “Notes”) were cancelled, and the indenture, dated as of February 19, 2015, by and between the Company and U.S. Bank National Association, pursuant to which the Notes were issued, was satisfied and discharged.

Item 3.02. Unregistered Sales of Equity Securities.

The Company entered into privately negotiated agreements, each dated August 18, 2016, pursuant to which, on August 22, 2016, it issued an aggregate of 756,213 shares (the “Shares”) of its common stock, par value $0.01 per share, in exchange for $1.4 million aggregate principal amount of its Notes

The issuance of Shares in connection with the agreements were made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the exchanges constitute exchanges with existing holders of the Company’s securities and no commission or other remuneration was or will be paid or given directly or indirectly to any party for soliciting such exchange.

This Current Report on Form 8-K does not constitute an offer to exchange any other securities of the Company for common stock or other securities of the Company.

Item 8.01. Other Events.

On August 22, 2016, the Company issued a press release announcing that no Notes remain outstanding. The press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.        Description
99.1              Press Release issued by the Company on August 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: August 22, 2016	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST
Exhibit No.        Description
99.1            Press Release issued by the Company on August 22, 2016